EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to incorporation by reference in the Registration Statements on Form S-8 ( No. 333-190646, No. 333-168761, No. 333-168760, No. 333-168758, No. 333-31366, No. 333-91682, No. 333-142717, No. 333-142742, and No. 333-159935) and on Form S-3 (No. 333-157578 and No. 333-159127) of HNI Corporation of our report dated February 21, 2014 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K.

/s/PricewaterhouseCoopers LLP
Chicago, Illinois
February 21, 2014